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Loan No. C-332059

                                PROMISSORY NOTE

$10,000,000.00                Seattle, Washington                June 30, 1997

    For value received, the undersigned, herein called "Borrower," promises to pay to the order of THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation, who, together with any subsequent holder of this note, is hereinafter referred to as "Lender", at 720 E. Wisconsin Avenue, Milwaukee, WI 53202 or at such other place as Lender shall designate in writing, in coin or currency which, at the time or times of payment, is legal tender for public and private debts in the United States, the principal sum of Ten Million And No/100 Dollars ($10,000,000.00) OR so much thereof as shall have been advanced from time to time plus interest on the outstanding principal balance at the rate and payable as follows:

    Interest shall accrue from the date of advance until maturity at the rate of seven and ninety-four one-hundredths percent (7.94%) per annum (the "Interest Rate").

    Accrued interest only on the amount advanced shall be paid on the first day of the month following the date on which the initial advance is made ("Amortization Period Commencement Date"). On the first day of the following month (the "Initial Amortization Date") and on the first day of each and every month thereafter, installments of principal and interest shall be paid in an amount equal to the unpaid principal balance on the Initial Amortization Date multiplied by 0.012101079.

    After each additional advance, the monthly payment shall be increased to an amount which is sufficient to amortize the unpaid principal balance at the interest rate set forth herein during the then remaining portion of a period of ten years commencing with the Amortization Period Commencement Date.

    All installments shall be applied first in payment of interest, calculated monthly on the unpaid principal balance, and the remainder of each installment shall be applied in payment of principal. The entire unpaid principal balance plus accrued interest thereon shall be due and payable on July 1, 2007 (the "Maturity Date").

    Borrower shall have the right, upon thirty (30) days advance written notice, beginning June 1, 2002 of paying this note in full with a prepayment fee. This fee represents consideration to Lender for loss of yield and reinvestment costs. The fee shall be the greater of Yield Maintenance or 1.0% of the outstanding principal balance of this note.

    As used herein, "Yield Maintenance" means the amount, if any, by which

      (i) the present value of the Then Remaining Payments (as hereinafter defined) calculated using a periodic discount rate (corresponding to the payment frequency under this note) which, when compounded for such number of payment periods in a year, equals the per annum effective yield of the Most Recently Auctioned United States Treasury Obligation having a


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maturity date equal to the Maturity Date (or, if there is no such equal maturity date, then the linearly interpolated per annum effective yield of the two Most Recently Auctioned United States Treasury Obligations having maturity dates most nearly equivalent to the Maturity Date) as reported by THE WALL STREET JOURNAL five business days prior to the date of prepayment, exceeds

      (ii) the outstanding principal balance of this note (exclusive of all accrued interest).

    If such United States Treasury obligation yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, then the periodic discount rate shall be equal to the Treasury Constant maturity series yields reported, for the latest day for which such yields shall have been so reported, as of five business days preceding the prepayment date, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded United States Treasury obligations having a constant maturity most nearly equivalent to the Maturity Date.

    As used herein, "Then Remaining Payments" means payments in such amounts and at such times as would have been payable subsequent to the date of such prepayment in accordance with the terms of this note.

    As used herein, "Most Recently Auctioned United States Treasury Obligations" means the U. S. Treasury bonds, notes and bills with maturities of 30 years, 10 years, 5 years, 3 years, 2 years and 1 year which, as of the date the prepayment fee is calculated, were most recently auctioned by the United States Treasury.

    Upon the occurrence of an Event of Default (as defined in the Lien Instrument) followed by the acceleration of the whole indebtedness evidenced by this note, or a condemnation or sale under threat of condemnation of all or substantially all of the Property, the payment of such indebtedness will constitute an evasion of the prepayment terms hereunder and be deemed to be a voluntary prepayment hereof and such payment will, therefore, to the extent not prohibited by law, include the prepayment fee required under the prepayment in full privilege recited above or, if such prepayment occurs prior to June 1, 2002 and results from an Event of Default followed by an acceleration of the whole indebtedness, then such payment will, to the extent not prohibited by law, include a prepayment fee equal to the greater of Yield Maintenance or 6% of the outstanding principal balance of this note. If such prepayment occurs prior to June 1, 2002 and results from a condemnation or sale under threat of condemnation of all or substantially all of the Property, the prepayment fee shall be the greater of Yield Maintenance or 2% of the outstanding principal balance of this note.

    Notwithstanding the above and provided Borrower is not in default under any provision contained in the Loan Documents (as defined in the Lien Instrument), this note may be prepaid in full at any time, without a prepayment fee, during the last 60 days of the term of this note.

    This note is secured by certain property (the "Property") in the City of Seattle, County of King, State of Washington, described in a Deed of Trust and Security Agreement (the "Lien Instrument") of even date herewith executed by Borrower to Washington Administrative Services, Inc., as Trustee for The Northwestern Mutual Life Insurance Company.


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    Upon the occurrence of an Event of Default (as defined in the Lien
Instrument), the whole unpaid principal hereof and accrued interest shall, at the option of Lender, to be exercised at any time thereafter, become due and payable at once without notice, notice of the exercise of, and the intent to exercise, such option being hereby expressly waived.

    All parties at any time liable, whether primarily or secondarily, for payment of indebtedness evidenced hereby, for themselves, their heirs, legal representatives, successors and assigns, respectively, expressly waive presentment for payment, notice of dishonor, protest, notice of protest, and diligence in collection; consent to the extension by Lender of the time of said payments or any part thereof; further consent that the real or collateral security or any part thereof may be released by Lender, without in any way modifying, altering, releasing, affecting, or limiting their respective liability or the lien of the Lien Instrument; and agree to pay reasonable attorneys' fees and expenses of collection in case this note is placed in the hands of an attorney for collection or suit is brought hereon and any attorneys' fees and expenses incurred by Lender to enforce or preserve its rights under any of the Loan Documents in any bankruptcy or insolvency proceeding.

    Any principal, interest or other amounts payable under any of the Loan Documents (as defined in the Lien Instrument), not paid when due (without regard to any notice and/or cure provisions contained in any of the Loan Documents), including principal becoming due by reason of acceleration by Lender of the entire unpaid balance of this note, shall bear interest from the due date thereof until paid at the Default Rate. As used herein, "Default Rate" means the lower of a rate equal to the interest rate in effect at the time of the default as herein provided plus 5% per annum or the maximum rate permitted by law.

    No provision of this note shall require the payment or permit the collection of interest, including any fees paid which are construed under applicable law to be interest, in excess of the maximum permitted by law. If any such excess interest is collected or herein provided for, or shall be adjudicated to have been collected or be so provided for herein, the provisions of this paragraph shall govern, and Borrower shall not be obligated to pay the amount of such interest to the extent that it is in excess of the amount permitted by law. Any such excess collected shall, at the option of Lender, unless otherwise required by applicable law, be immediately refunded to Borrower or credited on the principal of this note immediately upon Lender's awareness of the collection of such excess.

    This note shall be governed by and construed in accordance with the laws of Washington.

    ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, MODIFY LOAN TERMS, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.


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IN WITNESS WHEREOF, this note has been executed by the undersigned as of the day and year first above written.

                                       EAGLE HARDWARE & GARDEN, INC.,
                                       a Washington corporation

                                       By /s/Ronald (ILLEGIBLE)
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                                            Its EVP/CFO
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